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                                                                   EXHIBIT 23.03
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                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors and Stockholders
Shawnee Bancorp, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for investments in debt securities.



                                                    /s/ KPMG PEAT MARWICK LLP



St. Louis, Missouri
July 28, 1995